Exhibit 10.4

FORM OF STOCKHOLDER LOCKUP AGREEMENT

This Stockholder Lockup Agreement (this “Agreement”) is made and entered into as of January 17, 2019, by and between Waitr Holdings Inc., a Delaware corporation (“Waitr”), and the Person set forth on the signature pages and Exhibit A hereto (“Stockholder”). Each capitalized term used, but not otherwise defined, herein has the respective meaning ascribed to such term in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 11, 2018, by and among Waitr, Wingtip Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Waitr, and BiteSquad.com, LLC, a Minnesota limited liability company.

WHEREAS, Waitr has agreed to issue and deliver to the BiteSquad Unitholders and In-the Money Incentive Unitholders, among other things, an aggregate of 10,591,968 shares of Waitr’s common stock, par value $0.0001 per share (“Waitr Common Stock”), in partial consideration for the consummation of the transactions contemplated by the Merger Agreement of which Stockholder is entitled to receive the number shares (the “Shares”) set forth opposite such Stockholder’s name on Exhibit A hereto, 9,699,997 of which are subject to the restrictions set forth in this Agreement (the “Subject Shares”); and

WHEREAS, the execution and delivery of this Agreement by each recipient of Shares is a condition precedent to the obligations of Waitr to consummate the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Stockholder and Waitr hereby agree as follows:

1.    Stockholder hereby acknowledges and agrees that, during the period beginning on the date hereof and ending upon the expiration of the Lockup Period, Stockholder shall not:

(a)    sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any portion of the Subject Shares;

(b)    enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Shares, whether any such transaction is to be settled by delivery of Subject Shares or such other securities, in cash or otherwise; or

(c)    publicly announce any intention to effect any transaction specified in clause (a) or (b).

The balance of the Shares that are not part of the Subject Shares may, subject to compliance with applicable state and federal securities law, be sold without restriction hereunder.

As used herein, the term “Lockup Period” means one hundred eighty (180) days after the date of the Closing or earlier if after the Closing Waitr consummates a liquidation, merger, stock exchange or other similar transaction that results in all of Waitr’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

2.    Notwithstanding the provisions of paragraph 1 above, Stockholder may transfer any of the Subject Shares:

(a)    if the Stockholder is an entity, to any of Stockholder’s officers or directors or any affiliates or family members of any of Stockholder’s officers or directors,

(b)    if the Stockholder is an individual,

(i)    by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization;

(ii)    by virtue of laws of descent and distribution upon death of the individual;

(iii)    pursuant to a qualified domestic relations order;

(c)    by virtue of the laws of the state of Delaware;

(d)    in the event of Waitr’s completion of a liquidation, merger, stock exchange or other similar transaction that results in all of Waitr’s stockholders having the right to exchange their shares of Waitr Common Stock for cash, securities or other property; or

(e)    with the prior written consent of the Audit Committee of the Board of Directors of Waitr;

provided, however, that in the case of clauses (a) and (b), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

3.    Stockholder hereby represents and warrants to Waitr that such Stockholder has full power and authority to enter into this Agreement.

4.    Waitr shall cause each of the certificates evidencing the Subject Shares to be legended with the applicable transfer restrictions. Stockholder agrees and consents to the entry of stop transfer instructions with transfer agent and registrar against the transfer of the Subject Shares, except in compliance with this Agreement, and Waitr and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

5.    This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof.

6.    This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

7.    This Agreement and any claim, controversy or dispute arising out of or related to this Agreement or the interpretation and enforcement of the rights and duties of the parties, whether arising in law or equity, whether in contract, tort, under statute or otherwise, shall be governed by and construed in accordance with the domestic Laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any such claim, controversy or dispute), without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

8.    All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) when sent by facsimile, on the date of transmission to such recipient, (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (d) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the address or facsimile number indicated on the books and records of Waitr or such other address as a party shall subsequently provide.

9.    No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto and approved in writing by the Audit Committee of the Board of Directors of Waitr. No waiver by any party hereto of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the party making such waiver and, in the case of Waitr, approved in writing by the Audit Committee of the Board of Directors of Waitr nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.    Each of the parties hereto hereby acknowledges and agrees that irreparable damage would occur if any of the provisions of this Agreement are not performed in accordance with their specific terms and in the event of breach of this Agreement by a party hereto, the non-breaching party would not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the non-breaching party may be entitled, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

11.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

12.    This Agreement may be executed in one or more counterparts (including by means of electronic mail or facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. The parties hereto agree that the delivery of this Agreement may be effected by means of an exchange of facsimile signatures or other electronic delivery.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Lockup Agreement on the date first above written.

WAITR HOLDINGS INC.

By:
Name:	Chris Meaux
Title:	Chief Executive Officer

[Signature Page to Stockholder Lockup Agreement]

STOCKHOLDER

By:
Name:
Title:

[Signature Page to Stockholder Lockup Agreement]